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                                                                  EXHIBIT 99.11A

                                        [LETTERHEAD OF MAYER, BROWN, ROWE & MAW]

February 22, 2002

Morgan Stanley Institutional Fund Trust
One Tower Bridge
100 Front Street - Suite 1100
West Conshohocken, PA  19428-2881

Ladies and Gentlemen:

          This opinion is being furnished to Morgan Stanley Institutional Fund Trust, a Pennsylvania business trust ("MSIF"), in connection with the Registration Statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), to be filed by MSIF in connection with the acquisition by the Investment Grade Fixed Income Portfolio, the High Yield Portfolio and the Core Plus Fixed Income Portfolio, each a series of MSIF (the "Acquiring Portfolios"), of substantially all the assets of the Fixed Income III Portfolio, and the High Yield II Portfolio, each a series of Morgan Stanley Institutional Fund, Inc., and the Special Purpose Fixed Income Portfolio, a series of MSIF (the "Selling Portfolios"), respectively, in exchange for shares of the Acquiring Portfolios (the "Acquiring Portfolios' Shares") and the assumption by the Acquiring Portfolios of certain stated liabilities of the Selling Portfolios each pursuant to an Agreement and Plan of Reorganization dated as of January 23, 2002 (the "Reorganization Agreement"). We have examined such statutes, regulations, corporate records and other documents and reviewed such questions of law as we deemed necessary or appropriate for the purposes of this opinion.

          As to matters of Pennsylvania law contained in this opinion, we have relied upon the opinion of Morgan, Lewis & Bockius LLP, dated February 22, 2002.

          Based upon the foregoing, we are of the opinion that the Acquiring Portfolios' Shares when issued, as described in the Reorganization Agreement, will be duly and validly authorized and, assuming receipt of the consideration to be paid therefor, upon delivery as provided in the Reorganization Agreement, will be legally issued, fully paid and non-assessable (except for the potential liability of shareholders described in MSIF's statement of Additional Information dated January 31, 2002 under the caption "Shareholder and Trustee Liability").

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. We do not thereby admit that we are within the category of

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February 22, 2002
Page 2

persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ MAYER, BROWN, ROWE & MAW


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